Exhibit 10.9.2

FIRST AMENDMENT TO LEASE

This First Amendment To Lease (“First Amendment”) is dated as of November 12, 2009 for reference purposes only, and amends that certain Lease dated September 29, 2006 by and between Renault & Handley Employees’ Investment Co. (“Lessor”) and Ambarella Corporation, a Delaware corporation (“Lessee”), for the Premises located at 2975 San Ysidro Way, Santa Clara, California (the “Lease”):

1. RECITALS

A. WHEREAS, the Lease is scheduled to expire March 21, 2010 and Lessor and Lessee wish to extend the Lease for a period of thirty six (36) months, commencing March 22, 2010 (the “Extension Period”).

B. WHEREAS, Lessor and Lessee wish to set a new Base Monthly Rent schedule for the Extension Period which schedule shall commence March 22, 2010.

C. WHEREAS, Lessor and Lessee wish to make certain Alterations to the Premises for the benefit of Lessee, which Alterations shall be made by Lessor at Lessor’s sole expense (“Lessor Alterations”).

D. WHEREAS, Lessor and Lessee wish to agree upon certain optional Alterations to the Premises which may be made by Lessee at its sole expense, subject to the terms and conditions of the Lease (“Lessee Alterations”).

E. WHEREAS, Lessor and Lessee wish that Lessee receive a Non-Disturbance Agreement from any future Lien Holder, and that Lessee provide its financial statements for such Lien Holder’s review and approval as necessary.

F. WHEREAS, Lessor and Lessee wish that the Option to Extend contained in Paragraph 37 of the Lease remain in full force and effect.

G. WHEREAS, Lessor and Lessee wish to agree that Lessor shall pay Cornish & Carey Commercial a three percent (3%) brokerage fee in connection with this First Amendment.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree, as follows:

1.	RECITALS: The recitals set forth above are incorporated by reference into this First Amendment as though set forth at length. Capitalized terms that are used in this First Amendment but not defined herein shall have the meanings set forth in the Lease.

2.	TERM EXTENSION: The Term of the Lease is hereby extended for thirty-six (36) months, commencing March 22, 2010 (the “Extension Commencement Date”) through and expiring on March 21, 2013.

3.	RENTAL: Effective as of the Extension Commencement Date, Paragraph 4 of the Lease shall be replaced with the following:

Base Monthly Rent shall be payable to the Lessor on the first day of each calendar month during the Lease in advance and without defense, deduction or offset at the address set forth in paragraph 23 of the Lease or at such other place or places as may be designated from time to time by the Lessor in the following amounts:

On March 22, 2010, Seven Thousand Four Hundred Fifty One and 61/100ths Dollars ($7,451.61) shall be due for the partial month of March, 2010. Commencing April 1, 2010 and on the first day of each succeeding month to and including February 1, 2011, Twenty Three Thousand One Hundred and No 00/100ths Dollars ($23,100.00) shall be due. On March 1, 2011, Twenty Three Thousand Four Hundred Fifty Four and 84/100ths Dollars ($23,454.84) shall be due.

Commencing April 1, 2011 and on the first day of each succeeding month to and including February 1, 2012, Twenty Four Thousand Two Hundred and No 00/100ths Dolllars ($24,200.00) shall be due. On March 1, 2012, Twenty Four Thousand Five Hundred Fifty Four and 84/100ths Dollars ($24,554.84) shall be due.

Commencing April 1, 2012 and on the first day of each succeeding month to and including February 1, 2013, Twenty Five Thousand Three Hundred and No 00/100ths Dolllars ($25,300.00) shall be due. On March 1, 2013, Seventeen Thousand One Hundred Thirty Eight and 71/100ths Dollars ($17,138.71) shall be due.

4.

LESSOR ALTERATIONS: Upon full execution of this First Amendment, Lessor shall make the following Alterations to the Premises at its sole expense for the benefit of Lessee; provided that for the avoidance of doubt, Lessor and Lessee shall otherwise continue to have their respective maintenance obligations as expressly set forth in the Lease. The Lessor Alterations are further defined on the attached Exhibit A to this First Amendment:

a)	Install five (5) tons of additional air conditioning capacity and an exhaust fan/server system in the server room.

b)	Replace one (1) toilet and clear the sewage lines.

c)	Design, place and install one (1) monument sign.

d)	At Lessee’s direction, remove existing desk chairs.

5.	LESSEE ALTERATIONS: Lessee may, at its sole expense, make the following Alterations to the Premises, subject to the terms and conditions of the Lease:

a)	Soundproof the existing conference rooms and offices.

b)	Install its name and logo artwork on the newly constructed monument sign. Lessee may install electricity to the monument if desired and approved by the City of Santa Clara.

6.	NON-DISTURBANCE AGREEMENT: As of the Extension Commencement Date, Paragraph 29 of the Lease shall be deleted in its entirety and replaced with the following:

Lessee agrees that this Lease shall be subject and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land and building or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases, or other documents that may be required by any mortgagee, mortgagor, or trustor or beneficiary under any deed of trust for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage, deed of trust or other instrument of security, and the failure of the Lessee to execute any such instruments, releases or documents, shall constitute a default hereunder. Notwithstanding Lessee’s obligations, and the subordination of the Lease, under this paragraph 29, no mortgagee, trustee or beneficiary under any deed of trust or other instrument of security which may be placed on the Premises (“Lien Holder”) shall have the right to terminate the Lease or disturb Lessee’s occupancy thereunder so long as no Event of Default has occurred and is continuing under this Lease. Any such Lien Holder shall provide Lessee a commercially reasonable non-disturbance agreement (Non-Disturbance Agreement). If requested by Lessor, Lessee shall promptly provide Lessor with the most recent annual financial statements of Lessee or, if financial statements of Lessee are not available, then financial statements of Lessee’s parent corporation or other parent entity.

7.	OPTION TO EXTEND: Upon full execution of this First Amendment, Paragraph 37 of the Lease shall be modified as follows: The date “March 1, 2010” shall be replaced with March 22, 2013.

8.

BROKERAGE FEE: Upon full execution of this First Amendment, Lessor shall pay Cornish & Carey Commercial Twenty Six Thousand One Hundred Thirty Six and No 00/100ths Dollars ($26,136.00) as a brokerage fee.

9.

FULL FORCE & EFFECT: As of the date hereof, the Lease is in full force and effect. From and after the date hereof, the term “Lease” shall mean the Lease as extended and amended by this First Amendment.

10.

ENTIRETY: The Lease, as extended and amended hereby, constitutes the entire agreement between the parties and there are no agreements or representations between the parties except as expressed therein. Moreover, no subsequent change or modification of the Lease, as amended, shall be binding unless in writing and fully executed by Lessor and Lessee.

11.

REPRESENTATION OF AUTHORITY TO EXECUTE: Each person executing this First Amendment of behalf of a party represents and warrants that such person is duly and validly authorized to do so on behalf of the entity it purports to so bind.

IN WITNESS THEREOF, Lessor and Lessee have executed this First Amendment to Lease as of the later date set forth in the signature block below.

Lessee:	Lessor:

Ambarella Corporation,	Renault & Handley Employees’
a Delaware corporation	Investment Company, a California
corporation

/s/ Victor Lee	/s/ George O. McKee
Victor Lee, CFO and Secretary	George O. McKee, President

Date: 11/20/09	Date: 11/24/09

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